SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

April 7, 2010
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Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.
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(Exact name of registrant as specified in its charter)

Delaware
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(State or other jurisdiction of incorporation)

333-131875 (Commission File Number)	20-0065053 (IRS Employer Identification No.)

6510 Abrams Road, Suite 300, Dallas, TX 75231
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(Address of Principal Executive Offices)

Registrant's telephone number, including area code: 214-221-4610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 7, 2010, Inc. ("Zion" or the "Company") appointed William L. Ottaviani to serve on its board of directors (the “Board”). Mr. Ottaviani has been serving as the Company’s President and Chief Operating Officer of the Company since January 31, 2010 and will continue to serve in these positions. The employment agreement entered into with Mr. Ottaviani in January 2010 provided that upon the approval of the Board upon the review and recommendation of the relevant committee of the Board, Mr. Ottaviani would be elected to the Board.  Mr. Ottaviani will also sit on the Board’s technical committee. Mr. Ottaviani will not be entitled to receive compensation for his services on the Board and will stand for re-election at the Company’s 2010 annual meeting of the stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: April 9, 2010

Zion Oil and Gas, Inc.

By: /s/ Richard Rinberg

Richard Rinberg

Chief Executive Officer